EXHIBIT 21

BARNES GROUP INC.

CONSOLIDATED SUBSIDIARIES
as of December 31, 2013

Name	Jurisdiction of Incorporation
Associated Spring Asia Pte. Ltd.	Singapore
Associated Spring do Brasil Ltda.	Brazil
Associated Spring Mexico, S.A.	Mexico
Associated Spring Raymond GmbH	Germany
Associated Spring Raymond (Shanghai) Co., Ltd.	China
Associated Spring (Tianjin) Company, Ltd.	China
Barnes Financing Delaware LLC	Delaware
Barnes Group Acquisition GmbH	Germany
Barnes Group (Bermuda) Limited	Bermuda
Barnes Group Canada Corp.	Canada
Barnes Group (Delaware) LLC	Delaware
Barnes Group Finance Company (Bermuda) Limited	Bermuda
Barnes Group Finance Company (Delaware)	Delaware
Barnes Group (Germany) GmbH	Germany
Barnes Group Holding LLC	Delaware
Barnes Group Luxembourg (No. 1) S.à r.l.	Luxembourg
Barnes Group Luxembourg (No. 2) S.á r.l.	Luxembourg
Barnes Group Spain, S.R.L.	Spain
Barnes Group Switzerland GmbH	Switzerland
Barnes Group (Thailand) Ltd.	Thailand
Barnes Group (U.K.) Limited	United Kingdom
Barnes Korea Ltd.	Korea
Heinz Hänggi GmbH, Stanztechnik	Switzerland
Manner Hong Kong Limited	Hong Kong
männer Japan Co. Ltd.	Japan
Manner USA, Inc.	Georgia
Otto Männer GmbH	Germany
Otto Männer Immobilien GmbH	Germany
Otto Männer Innovation GmbH	Germany
Otto Männer Präzisionsformenbau AG, Schweiz	Switzerland
Raymond Distribution-Mexico, S.A. de C.V.	Mexico
Ressorts SPEC SAS	France
Schmidl Werkzeug-und Vorrichtungsbau GmbH & Co. KG	Germany
Seeger-Orbis GmbH & Co. OHG	Germany
Strömsholmen AB	Sweden

Synventive Acquisition BV	The Netherlands
Synventive Acquisition GmbH	Germany
Synventive Acquisition Inc.	Delaware
Synventive Acquisition UK Ltd.	United Kingdom
Synventive Acquisition Unlimited	United Kingdom
Synventive BV	The Netherlands
Synventive Fertigungstechnik GmbH	Germany
Synventive Holding BV	The Netherlands
Synventive Holding GmbH	Germany
Synventive Holding Limited	United Kingdom
Synventive Holding SAS	France
Synventive Molding Solutions BV	The Netherlands
Synventive Molding Solutions Canada, Inc.	Canada
Synventive Molding Solutions Co., Limited	Hong Kong
Synventive Molding Solutions GmbH	Germany
Synventive Molding Solutions, Inc.	Delaware
Synventive Molding Solutions JBJ Private Limited	India
Synventive Molding Solutions K.K.	Japan
Synventive Molding Solutions LDA	Portugal
Synventive Molding Solutions Limited	United Kingdom
Synventive Molding Solutions LLC	Delaware
Synventive Molding Solutions Ltda	Brazil
Synventive Molding Solutions Pte Ltd.	Singapore
Synventive Molding Solutions SAS	France
Synventive Molding Solutions SL	Spain
Synventive Molding Solutions S.R.L.	Italy
Synventive Molding Solutions s.r.o.	Czech Republic
Synventive Molding Solutions (Suzhou) Co., Ltd.	China
Synventive Parent Inc.	Delaware
The Wallace Barnes Company	Connecticut
Windsor Airmotive Asia Pte. Ltd.	Singapore

The foregoing does not constitute a complete list of all subsidiaries of the registrant. The subsidiaries that have been omitted do not, if considered in the aggregate as a single subsidiary, constitute a “Significant Subsidiary” as defined by the Securities and Exchange Commission.